Exhibit 99.2

Northumberland Bancorp
Consolidated Balance Sheets (in thousands, except share and per share data)

	(Unaudited)
	June 30,	December 31,
	2025	2024 *
Assets
Cash and due from banks	$12,261	$8,924
Interest-bearing demand deposits	34,730	15,143

Total cash and cash equivalents	46,991	24,067

Debt securities available-for-sale, at fair value	164,787	174,777
Debt securities held-to-maturity, at amortized cost, net of allowance for credit losses of $0 (fair value 2025- $2,615; 2024-$2,591)	2,573	2,565
Marketable equity securities, at fair value	208	205
Restricted stock, at cost	2,728	2,782
Loans held-for-sale	345	288

Loans	446,411	433,187
Allowance for credit losses	(3,866)	(3,869)

Loans, net	442,545	429,318

Premises and equipment, net	7,510	7,842
Accrued interest receivable	2,163	2,320
Bank owned life insurance	14,817	14,630
Net deferred tax asset	3,321	4,198
Other assets	3,435	3,464

Total Assets	$691,423	$666,456

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Noninterest-bearing deposits	$143,695	$137,631
Interest-bearing deposits	459,825	445,712

Total deposits	603,520	583,343

Federal Home Loan Bank advances	20,000	20,000
Subordinated Debt, less unamortized issuance costs	9,880	9,870
Accrued Interest and Other liabilities	2,425	2,390

Total Liabilities	635,825	615,603
Commitments and Contingencies

Redeemable Common Stock Held By Employee Stock Ownership Plan	1,553	1,453

Stockholders' Equity
Common stock, par value $0.10 per share; authorized 5,000,000 shares; issued 1,502,500 shares; outstanding 1,311,858 shares as of June 30, 2025 and December 31, 2024	150	150
Capital surplus	3,832	3,832
Retained earnings	64,888	63,499
Accumulated other comprehensive loss	(10,110)	(13,466)
Unearned ESOP Shares	(397)	(397)
Treasury stock, at cost:190,642 shares as of June 30, 2025 and December 31, 2024	(2,765)	(2,765)

Total Stockholders' Equity	55,598	50,853

Less maximum cash obligation to ESOP shares	1,553	1,453
Total Stockholders’ Equity Less Maximum Cash Obligations Related to ESOP Shares	54,045	49,400

Total Liabilities and Stockholders' Equity	$691,423	$666,456

See accompanying notes to consolidated financial statements

* Derived from consolidated audited financial statements

Northumberland Bancorp

Consolidated Statements of Income (Unaudited)

(in thousands, except per share data)

	Six Months Ended June 30,
	2025	2024
Interest and Dividend Income
Interest and fees on loans	$11,990	$11,062
Interest-bearing deposits in banks	527	517
Securities:
Taxable	1,762	2,120
Tax-exempt	276	275
Dividends	266	274

Total Interest and Dividend Income	14,821	14,248

Interest Expense
Deposits	5,551	5,883
Federal Home Loan Bank advances	436	441
Other borrowings	235	235

Total Interest Expense	6,222	6,559

Net Interest Income	8,599	7,689

Provision for credit losses	7	-

Net Interest Income after provision for credit losses	8,592	7,689

Noninterest Income
Service charges on deposit accounts	220	217
ATM fees and debit card income	553	485
Mortgage banking revenue	74	72
Commissions from investment product sales	83	132
Net marketable equity security gains (losses)	3	(13)
Earnings on bank owned life insurance	187	186
Trust income	638	680
Other	309	389

Total Noninterest Income	2,067	2,148

Noninterest Expense
Salaries and employee benefits	4,682	5,500
Net occupancy and equipment expense	1,076	1,175
Data processing fees	384	364
Pennsylvania shares tax	200	200
Professional fees	484	478
Advertising expense	32	35
FDIC deposit insurance	150	162
Merger expenses	156	-
Other	1,146	1,301

Total Noninterest Expense	8,310	9,215

Income Before Income Taxes	2,349	622

Income Taxes	358	1

Net Income	$1,991	$621

Earnings Per Share - Basic and Diluted	$1.52	$0.47

See accompanying notes to consolidated financial statements.

Northumberland Bancorp

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2025	2024
Net Income	$1,991	$621

Other Comprehensive Income (Loss)

Unrealized holding gains (losses) on debt securities available-for-sale, net of income taxes	3,356	(1,118)

Other comprehensive income (loss)	3,356	(1,118)

Total Comprehensive Income (Loss)	$5,347	$(497)

See accompanying notes to consolidated financial statements.

Northumberland Bancorp

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

(in thousands)

							Maximum
				Accumulated			Cash
				Other			Obligation
	Common	Capital	Retained	Comprehensive	Treasury	Unearned	Related to
	Stock	Surplus	Earnings	(Loss)	Stock	ESOP Shares	ESOP Shares	Total
Balance, December 31, 2023	$150	$3,832	$62,944	$(14,038)	$(2,765)	$(1,008)	$(598)	$48,517
Net income	-		621	-	-	-	-	621
Other comprehensive loss	-	-	-	(1,118)	-	-	-	(1,118)
Change related to ESOP shares	-	-	-	-	-	-	126	126
Cash dividends declared ($0.92 per share)	-	-	(603)	-	-	-	-	(603)
Balance, June 30, 2024	$150	$3,832	$62,962	$(15,156)	$(2,765)	$(1,008)	$(472)	$47,543

							Maximum
				Accumulated			Cash
				Other			Obligation
	Common	Capital	Retained	Comprehensive	Treasury	Unearned	Related to
	Stock	Surplus	Earnings	(Loss)	Stock	ESOP Shares	ESOP Shares	Total
Balance, December 31, 2024	$150	$3,832	$63,499	$(13,466)	$(2,765)	$(397)	$(1,453)	$49,400
Net income	-	-	1,991	-	-	-	-	1,991
Other comprehensive income	-	-	-	3,356	-	-	-	3,356
Change related to ESOP shares	-	-	-	-	-	-	(100)	(100)
Cash dividends declared ($0.92 per share)	-	-	(602)	-	-	-	-	(602)
Balance, June 30, 2025	$150	$3,832	$64,888	$(10,110)	$(2,765)	$(397)	$(1,553)	$54,045

See accompanying notes to consolidated financial statements.

Northumberland Bancorp

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
Cash Flows from Operating Activities	2025	2024
Net income	$1,991	$621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion, net	1,146	1,212
Deferred income tax benefit	(7)	(14)
Provision for credit losses	7	-
Decrease (increase) in accrued interest receivable	157	(60)
(Decrease) increase in accrued interest payable	(25)	89
Increase in cash surrender value of bank owned life insurance	(187)	(188)
Net marketable equity security (gains) losses	(3)	13
Origination of loans held for sale	(2,805)	(2,414)
Proceeds from loans sold	2,822	2,455
Mortgage banking revenue	(74)	(72)
Amortization of debt issuance costs	10	10
Change in other assets and liabilities, net	71	499

Net Cash Provided by Operating Activities	3,103	2,151

Cash Flows from Investing Activities
Debt securities available-for-sale:
Purchases	-	(13,238)
Proceeds from paydowns, maturities and calls	13,436	12,592
Debt securities held-to-maturity:
Purchases	-	(1,000)
Proceeds from paydowns, maturities and calls	-	2,500
Net increase in loans	(13,224)	(8,993)
Increase in restricted investments in bank stock	54	51
Proceeds from sale of foreclosed real estate	-	180
Purchases of premises and equipment	(20)	(44)

Net Cash Provided by (Used in) Investing Activities	246	(7,952)

Cash Flows from Financing Activities
Increase in deposits	20,177	18,317
Dividends paid on common stock	(602)	(603)

Net Cash Provided by Financing Activities	19,575	17,714

Net increase in cash and cash equivalents	22,924	11,913

Cash and Cash Equivalents, Beginning of Year	24,067	19,014

Cash and Cash Equivalents, End of Year	$46,991	$30,927

Supplementary Cash Flows Information
Interest paid	$6,247	$7,600
Supplementary Disclosure of Noncash Transactions
Increase (decrease) in maximum cash obligation related to ESOP shares	$100	$(126)
Other real estate acquired in settlement of loans	$-	$148

See accompanying notes to consolidated financial statements.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

1.	Description of Business and Summary of Significant Accounting Policies

A summary of significant accounting and reporting policies applied in the presentation of the accompanying consolidated financial statements follows:

Nature of Operations and Basis of Presentation

Northumberland Bancorp (the "Company") is a Pennsylvania corporation and is registered under the Bank Holding Company Act. The Company was organized as the holding company of its wholly owned subsidiary, The Northumberland National Bank (the "Bank"). The Bank is a nationally chartered commercial bank located in Northumberland, Pennsylvania. The Bank's service area includes portions of Northumberland, Snyder, and Union counties in Pennsylvania. The Company and the Bank derive substantially all their income from banking and bank-related services, which include interest earnings on commercial, commercial mortgage, residential real estate, and consumer loan financing as well as interest earnings on investment securities and deposit and trust services to their customers. The Company is supervised by the Federal Reserve Board, while the Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, the Bank. Intercompany activity has been eliminated in consolidation.

Use of Estimates

The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and with general practice within the banking industry. In preparing the financial statements, management makes estimates and assumptions based upon available information. These estimates and assumptions affect the amounts reported in financial statements and the disclosures provided. Actual results could differ significantly from those estimates.

Investment Securities

Investment securities are classified at the time of purchase, based on management's intention and ability, as securities held-to-maturity or securities available-for-sale. Debt securities acquired with the intent and ability to hold to maturity are stated at cost adjusted for amortization of premium and accretion of discount that are computed using the level yield method and recognized as adjustments of interest income. Certain other debt securities have been classified as available-for- sale to serve principally as a source of liquidity. Equity securities are measured at fair value with changes in fair value recognized in the current period earnings. Unrealized holding gains and losses for available-for-sale securities are reported as a separate component of stockholders' equity, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

Allowance for Credit Losses – Held-to-Maturity Securities: Management measures expected credit losses on held-to-maturity debt securities on a collective basis by major security type [and any other risk characteristics used to segment the portfolio]. The estimate of expected credit losses considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts.

Allowance for Credit Losses – Available-For-Sale Securities: For available-for-sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available-for-sale that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income (loss).

Changes in the allowance for credit losses are recorded as credit loss expense (or reversal). Losses are charged against the allowance when management believes the uncollectibility of an available-for-sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Federal Home Loan Bank Stock

The Bank is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB, as well as a minimum level of mortgages in the Mortgage Partnership Finance (“MPF”) program. FHLB Stock is carried at cost, classified as restricted securities, and periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income.

Loans Held for Sale and Loans Serviced

Loans held for sale are carried at a lower of cost or fair value, as determined on an aggregate basis. Gains and losses on sales of mortgage loans are determined by the difference between the sale proceeds and the carrying value of the loans. All sales are made with limited recourse. Loans held for sale were $345,000 and $288,000 at June 30, 2025 and December 31,2024, respectively. At June 30, 2025 and December 31, 2024, the amounts of loans serviced by the Company for the benefit of others were $106,307,000 and $111,696,000 respectively. These loans are not included on the Company’s consolidated balance sheets.

Mortgage Servicing Rights ("MSRs")

The Company has agreements for the express purpose of selling loans in the secondary market. The Company maintains servicing rights for certain loans. Originated MSRs are recorded by allocating total costs incurred between the loan and servicing rights based on their relative fair values. MSRs are amortized in proportion to the estimated servicing income over the estimated life of the servicing portfolio. Annually, the Company performs an impairment review of the MSRs and recognizes impairment through a valuation account. No impairment was recognized in 2025 or 2024. MSRs are a component of other assets on the consolidated balance sheets. The balance of loan servicing assets was $218,000 and $266,300 at June 30, 2025 and December 31, 2024, respectively.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

Loans

Loans originated with the intention to hold to maturity are reported at their principal amount, net of unearned income and the allowance for credit losses. Interest income on all loans is recognized on an accrual basis. Non-refundable loan fees and certain direct costs are deferred and amortized over the life of the loans using the interest method. The amortization is reflected as an interest yield adjustment, and the deferred portion of the net fees and costs is reflected as part of the loan balance.

Accrual of interest is discontinued when, in the opinion of management, reasonable doubt exists as to the collectability of additional interest. Loans are returned to accrual status when past due interest is collected and the collection of principal and interest is probable. Commercial and commercial real estate loans are considered for nonaccrual status when they are 90 days past due, unless the loan is well-secured and in the process of collection. Residential mortgages are considered for nonaccrual when they are 180 days past due, unless they are well secured and in the process of collection. Consumer loans continue to accrue interest until they are charged off after they have reached 120 days past due. Past due status is based upon the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days and still accruing may include smaller balance homogeneous loans that are collectively evaluated for impairment and individually evaluated loans. The fair value of the underlying collateral at the reporting date is used to determine any possible loss.

Allowance for Credit Losses – Loans

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the uncollectibility of a loan balance is confirmed.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses.

Adjustments to historical loss information are made for differences in current loan-specific risk characteristics such as differences in underwriting standards, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors. On a quarterly basis, the bank’s Loan Quality Committee meets to discuss current and suggested updated credit ratings, general reviews of credit relationships, updates on required relationship monitoring and other of the loan portfolio and its quality. This committee will also review and assess the current fair market value estimate for all loans to be individually analyzed. Within this meeting, current adjustments to the Qualitative Factors and general reasonable forecasting for the future periods will be discussed as well. These decisions will then be incorporated into the quarterly updated calculation for the Current Expected Credit Loss (CECL) model as required in ASU 2016-13 Financial Instruments – Credit Losses (Topic 326).

The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. The Company has identified the following portfolio segments and measures the allowance for credit losses using the following methods: Loans that are not identified for individual analysis are evaluated based on a pooled approach, using “Call Report Classifications” as the segmentations. The bank uses the “Weighted Average Remaining Life/Maturity” Loss Rate Methodology (or WARM). Under this methodology, the remaining life of loans in the pool is determined based on the contractual terms as adjusted for expected annual prepayment rates. The Remaining Life calculator within the software aims to identify the remaining life of a given pool of loans given that pool’s historical experiences. In other terms, the methodology takes a calculated loss rate and applies that rate to a pool of loans on a periodic basis based on the remaining life expectation of said pool. The software contains an attrition calculator that performs quarterly, cohort-based attrition measurements. Estimated loss rates are determined using a custom “Peer Group” approach. The bank has selected a peer group of similar-sized community banks in its geography or the general central Pennsylvania region to capture this loss data.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not included in the collective evaluation. When management determines that foreclosure is probable expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for discounted selling costs as appropriate.

Expected credit losses are estimated over the contractual term of the loans, adjusted for expected prepayments when appropriate. The contractual term excludes expected extensions, renewals, and modifications unless either of the following applies: management has a reasonable expectation at the reporting date that a borrower is experiencing financial difficulties and the resulting extension or renewal options are either included in the original or modified contract at the reporting date or a new loan is executed.

Allowance for Credit Losses on Off-Balance Sheet Credit Exposures

The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through credit loss expense. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. The estimate of expected credit losses should take into consideration the likelihood that funding will occur as well as the amount expected to be funded over the estimated remaining contractual term of the off-balance-sheet credit exposures. The Bank should not record an estimate of expected credit losses for off-balance-sheet exposures that are unconditionally cancellable by the issuer. The bank evaluates expected credit losses for off-balance-sheet credit exposures as of each reporting date. This is addressed within the software and the resulting calculation performed by the bank utilizes benchmark funding rates within the Peer Group or as provided by the software through its analysis of corresponding call report segments. While the process for estimating expected credit losses for these exposures is similar to the one used for on-balance-sheet financial assets, these estimated credit losses are not recorded as part of the ACLs because cash has not yet been disbursed to fund the contractual obligation to extend credit. Instead, the expected credit loss estimate for off-balance sheet credit exposures is recorded as a liability on the balance sheet (separate from any allowance for credit losses associated with recognized financial assets, the ACL) with changes in the estimate reported as credit loss expense (or credit adjustment to the expense) in the statement of net income each reporting period.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from 3 to 20 years for furniture, fixtures, and equipment and 15 to 50 years for buildings and building improvements. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions, improvements are capitalized.

Other Real Estate Owned (“OREO”)

Other real estate owned acquired in settlement of foreclosed loans is carried as a component of other assets at fair value minus estimated cost to sell. Prior to foreclosure, the estimated collectible value of the collateral is evaluated to determine whether a partial charge-off of the loan balance is necessary. After transfer to real estate owned, any subsequent write-downs are charged against other operating expenses. Direct costs incurred in the foreclosure process and subsequent holding costs incurred on such properties are recorded as expenses of current operations.

Loan Commitments and Related Financial Instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet financing needs of customers. The face amount for these items represents the exposure to loss, before considering customer ability to repay. Such financial instruments are recorded when they are funded.

Advertising Expenses

Advertising expenses are expensed as costs are incurred. Advertising expenses were $32,000 and $81,000 as of June 30, 2025 and December 31, 2024, respectively.

Income Taxes

The Company and the Bank file a consolidated federal income tax return. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Trust Assets

Assets held by the Company in a fiduciary or agency capacity for its customers are not included in the accompanying consolidated financial statements, since such items are not assets of the Company. The fair value of trust assets under administration were $201,263,000 and $195,179,000 as of June 30, 2025 and December 31, 2024, respectively.

Comprehensive Income (Loss)

The Company is required to present comprehensive income (loss) and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income (loss) is comprised of net unrealized holding gains or losses on its available-for-sale investment securities, net of tax.

Earnings Per Share

The Company currently maintains a simple capital structure; therefore, there are no dilutive effects on earnings per share. As such, earnings per share are calculated using the weighted-average number of shares outstanding for the periods. Shares purchased by the ESOP are excluded from weighted-average shares, but shares allocated to participants in the ESOP are included in weighted-average shares. Treasury stock shares are excluded from weighted-average shares.

Loss contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable, and an amount or range of loss can be reasonably estimated. No loss contingency liabilities have been recorded at June 30, 2025 or December 31, 2024.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

2.	Securities

The amortized cost and fair value of debt securities available-for-sale and held to maturity along with gross unrealized gains and losses as of the dates indicated are summarized as follows (in thousands):

June 30. 2025	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available-for-sale:
Obligations of states and political subdivisions	$71,734	$9	$(5,606)	$66,137
Mortgage-backed securities in government sponsored entities	105,847	163	(7,360)	98,650
Total	$177,581	$172	$(12,966)	$164,787

December 31, 2024
Available-for-sale:
Obligations of states and political subdivisions	$74,425	$9	$(7,251)	$67,183
Mortgage-backed securities in government sponsored entities	117,398	86	(9,890)	107,594
Total	$191,823	$95	$(17,141)	$174,777

June 30, 2025	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Approximate Fair Value
Held-to-maturity:
Obligations of states and political subdivisions	$1,573	$-	$(34)	$1,539
Corporates/other	1,000	76	-	1,076
Total	$2,573	$76	$(34)	$2,615

December 31, 2024
Held-to-maturity:
Obligations of states and political subdivisions	$1,565	$-	$(54)	$1,511
Corporates/other	1,000	80	-	1,080
Total	$2,565	$80	$(54)	$2,591

At June 30, 2025 and December 31, 2204, there were no holdings of securities of any one issuer, other than U.S Government and its agencies, in an amount great than 10% of shareholders’ equity.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

The following table summarizes debt securities available-for-sale in an unrealized loss position for which an allowance for credit losses has not been recorded at June 30, 2025 and December 31, 2024, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less than 12 Months		12 Months or Longer			Total
June 30, 2025	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale:
Obligations of states and political subdivisions	$5,298	$(42)	$58,334	$(5,564)	$63,632	$(5,606)
Mortgage-backed securities in government sponsored entities	-	-	81,800	(7,360)	81,800	(7,360)
Total	$5,298	$(42)	$140,134	$(12,924)	$145,432	$(12,966)

Held-to-maturity:	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses
Obligations of states and political subdivisions	808	(8)	713	(26)	1,521	(34)
Total	$808	$(8)	$713	(26)	$1,521	$(34)

	Less than 12 Months		12 Months or Longer			Total
December 31, 2024	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale:
Obligations of states and political subdivisions	$499	$(1)	$63,682	$(7,250)	$64,181	$(7,251)
Mortgage-backed securities in government sponsored entities	14,514	(80)	78,852	(9,810)	93,366	(9,890)
Total	$15,013	$(81)	$142,534	$(17,060)	$157,547	$(17,141)

Held-to-maturity:	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses
Obligations of states and political subdivisions	$-	$-	$1,511	$(54)	$1,511	$(54)
Total	$-	$-	$1,511	$(54)	$1,511	$(54)

There were 343 and 361 positions that were temporarily impaired at June 30, 2025 and December 31, 2024, respectively. The Company must evaluate if a decline in the fair value below amortized cost resulted from credit loss or other factors. The analysis should consider the guidance in ASC 326-30-35-6 and ASC 326-30-55-1 through 55-4 when determining whether a credit loss exists. Unrealized losses on corporate bonds have not been recognized into income because the issuer(s) bonds are of high credit quality, management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates and other market conditions. The issuer(s) continues to make timely principal and interest payments on the bonds. The fair value is expected to recover as the bond(s) approach maturity. As of June 30, 2025, the Company has not recognized any allowance for credit losses on debt securities either designated as available for sale or held to maturity.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

The amortized cost and fair value of debt securities at June 30, 2025, by contractual maturity, are shown below. Securities not due at a single maturity date are shown separately. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands).

June 30, 2025	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$7,450	$7,417	$816	$808
Due after one year through five years	39,865	37,153	757	731
Due after five years through ten years	24,419	21,567	1,000	1,076
Due after ten years	-	-	-	-
Mortgage-Backed Securities	105,847	98,650	-	-

Total	$177,581	$164,787	$2,573	$2,615

The Company considers payment history, risk ratings from external parties, financial statements for municipal and corporate securities, public statements from issuers and other available credible published sources in evaluating credit risk. No credit risk was found and no Allowance for Credit Loss on securities available for sale was recorded as of June 30, 2025 and December 31, 2024. The unrealized losses are attributed to noncredit-related factors, including changes in interest rates and other market conditions.

The Company did not sell or recognize any gain or loss for any securities for the three and six months ended June 30, 2025 and 2024.

Securities with a carrying value of $76,850,000 and $83,236,000 at June 30, 2025 and December 31, 2024, respectively, were pledged to secure public deposits and for other purposes as required by law.

The Company monitors the credit quality of debt securities held-to-maturity through the use of credit rating. The Company monitors the credit rating on a monthly basis. The following table summarizes the amortized cost of debt securities held-to-maturity at June 30, 2025 aggregated by credit quality indicator.

	Held-to-Maturity
As of June 30, 2025	Obligations of states and political subdivisions	Corporates/other
AAA/AA/A	$1,573	-
BBB/BB/B	$-	-
Unrated	$-	1,000
Total	$1,573	1,000

A security is considered to be past due once it is 90+ days contractually past due under the terms of the agreement. As of June 30, 2025, the Company did not have any past-due debt securities that are held-to-maturity.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

3.	Loans

Major categories of loans are summarized as follows as of June 30, 2025 and December 31, 2024 (in thousands):

	2025	2024
Commercial	$84,274	$87,076
Commercial real estate	113,405	99,653
Residential mortgage	242,790	240,105
Consumer	5,942	6,353

Total loans	446,411	433,187

Less: allowance for credit losses	(3,866)	(3,869)

Net Loans	$442,545	$429,318

The Company grants residential, commercial, and consumer loans to customers throughout its trade area, which is concentrated in North Central Pennsylvania. Although the Company has a diversified loan portfolio at June 30, 2025 and December 31, 2024, a substantial portion of its debtors' ability to honor their loan agreements is dependent upon the economic stability of its immediate trade area.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

4.	Allowance for Credit Losses

Changes in the allowance for credit losses by portfolio segment for the six months ended June 30,2025 and for the year ended December 31, 2024 are as follows (in thousands):

June 30, 2025	Commercial	Commercial Real Estate	Residential Real Estate	Consumer	Total
Beginning Balance	$1,597	$1,045	$1,137	$90	$3,869
Loans charged off	-	-	-	(17)	(17)
Recoveries collected	-	-	-	7	7
Provision (credit)	(83)	149	(60)	1	7
Ending Balance	$1,514	$1,194	$1,077	$81	$3,866

December 31, 2024	Commercial	Commercial Real Estate	Residential Real Estate	Consumer	Total
Beginning Balance	$1,891	$1,015	$1,023	$94	$4,023
Loans charged off	-	(64)	(7)	(108)	(179)
Recoveries collected	-	-	7	18	25
Provision (credit)	(294)	94	114	86	-
Ending Balance	$1,597	$1,045	$1,137	$90	$3,869

The total allowance reflects management's estimate of credit losses inherent in the loan portfolio at the consolidated balance sheet date.

Credit Quality Information

The Company's internally assigned loan grades are as follows:

Pass loans are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. There are five sub-grades within the pass category to further distinguish the loan.

Special Mention loans are loans for which a potential weakness or risk exists, which could cause a more serious problem if not corrected.

Substandard loans have a well-defined weakness based on objective evidence and are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected.

Doubtful loans have all the weaknesses inherent in a substandard asset. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable, based on existing circumstances.

Loss loans are considered uncollectible, or of such value that continuance as an asset is not warranted.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

The following tables represent credit exposures for commercial real estate and commercial loans by internally assigned grades for the periods ended June 30, 2025 and December 31, 2024. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company's internal credit risk grading system is based on experiences with similarly graded loans (in thousands).

	Term Loans
As of June 30, 2025	Amortized Cost Basis by Origination Year and Risk Grades
Dollars in thousands	2025	2024	2023	Prior	Revolving Loans Amortized Cost Basis	Revolving loans converted to term Amortized Cost Basis	Total

Commercial
Pass	$2,435	$7,474	$6,053	$64,774	$-	$-	$80,736
Special Mention	-	-	-	2,182	-	-	2,182
Substandard	-	-	77	1,279	-	-	1,356
Total Commercial Loans	2,435	7,474	6,130	68,235	-	-	84,274
Current Period Net write-offs	-	-	-	-	-	-	-

Commercial Real Estate
Pass	14,264	10,693	11,976	69,675	-	-	106,608
Special Mention	-	-	-	4,588	-	-	4,588
Substandard	-	-	7	2,202	-	-	2,209
Total Commercial Real Estate Loans	14,264	10,693	11,983	76,465	-	-	113,405
Current Period Net write-offs	-	-	-	-	-	-	-

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

	Term Loans
As of June 30, 2025	Amortized Cost Basis by Origination Year and Risk Grades
Dollars in thousands	2025	2024	2023	Prior	Revolving Loans Amortized Cost Basis	Revolving loans converted to term Amortized Cost Basis	Total

Residential Real Estate
Performing	19,519	33,708	25,773	161,206	-	-	240,206
Nonperforming	-	26	197	2,361	-	-	2,584
Total Residential Loans	19,519	33,734	25,970	163,567	-	-	242,790
Current Period Net write-offs	-	-	-	-	-	-	-

Consumer
Performing	1,041	1,734	1,449	1,685	-	-	5,909
Nonperforming	-	2	3	28	-	-	33
Total Consumer Loans	1,041	1,736	1,452	1,713	-	-	5,942
Current Period Net write-offs	-	2	7	1	-	-	10

Portfolio Total	$37,259	$53,637	$45,535	$309,980	$-	$-	$446,411
Current Period Net write-offs	$-	$2	$7	$1	$-	$-	$10

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

	Term Loans
As of December 31, 2024	Amortized Cost Basis by Origination Year and Risk Grades
Dollars in thousands	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Revolving loans converted to term Amortized Cost Basis	Total

Commercial
Pass	$7,396	$6,558	$7,731	$61,271	$-	$-	$82,956
Special Mention	-	-	14	2,452	-	-	2,466
Substandard	-	83	1,119	452	-	-	1,654
Total Commercial Loans	7,396	6,641	8,864	64,175	-	-	87,076
Current Period Net write-offs	-	-	-	-	-	-	-

Commercial Real Estate
Pass	10,870	10,591	31,474	39,254	-	-	92,189
Special Mention	-	-	-	4,735	-	-	4,735
Substandard	-	12	-	2,717	-	-	2,729
Total Commercial Real Estate Loans	10,870	10,603	31,474	46,706	-	-	99,653
Current Period Net write-offs	-	-	-	64	-	-	64

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

	Term Loans
As of December 31, 2024	Amortized Cost Basis by Origination Year and Risk Grades
Dollars in thousands	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Revolving loans converted to term Amortized Cost Basis	Total

Residential Real Estate
Performing	37,205	28,179	48,867	123,385	-	-	237,636
Nonperforming	26	199	66	2,178	-	-	2,469
Total Residential Loans	37,231	28,378	48,933	125,563	-	-	240,105
Current Period Net write-offs	-	-	-	-	-	-	-

Consumer
Performing	2,303	1,905	1,173	898	-	-	6,279
Nonperforming	2	11	36	25	-	-	74
Total Consumer Loans	2,305	1,916	1,209	923	-	-	6,353
Current Period Net write-offs	-	52	35	3	-	-	90

Portfolio Total	$57,802	$47,538	$90,480	$237,367	$-	$-	$433,187
Current Period Net write-offs	$-	$52	$35	$67	$-	$-	$154

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

The Company evaluates credit quality for residential real estate and consumer loans based upon the aging status of the loan, which is presented below, and by payment activity. The following tables present performing and nonperforming residential real estate and consumer loans based on payment activity for the periods ended June 30, 2025 and December 31, 2024 (in thousands):

June 30, 2025	First Mortgages	Home Equity Loans	Consumer	Total
Performing	$224,102	$18,196	$5,934	$248,232
Nonperforming (Nonaccrual loans)	461	31	8	500
Total	$224,563	$18,227	$5,942	$248,732

December 31, 2024	First Mortgages	Home Equity Loans	Consumer	Total
Performing	$210,307	$27,329	$6,278	$243,914
Nonperforming (Nonaccrual loans)	2,311	158	75	2,544
Total	$212,618	$27,487	$6,353	$246,458

Following are tables which include an aging analysis of the recorded investment of past-due loans as of June 30, 2025 and December 31, 2024 (in thousands):

June 30, 2025	Loans Past Due (Days)
	30 - 59	60 - 89	90 +	Total	Current	Total Loans
Commercial:
Obligations of state and political subdivisions	$-	$-	$-	$-	$12,223	$12,223
Other commercial loans	1,186	52	150	1,388	70,663	72,051
	1,186	52	150	1,388	82,886	84,274
Commercial Real Estate:
Loans for investment property	-	-	-	-	7,583	7,583
Other commercial real estate loans	-	-	7	7	105,815	105,822
	-	-	7	7	113,398	113,405
Residential Mortgage Loans:
First Mortgage	1,934	661	1,359	3,954	210,129	214,083
Home equity loans	221	61	31	313	28,394	28,707
	2,155	722	1,390	4,267	238,523	242,790

Consumer:	42	17	8	67	5,875	5,942

Ending Balance	$3,383	$791	$1,555	$5,729	$440,682	$446,411

December 31, 2024	Loans Past Due (Days)
	30 - 59	60 - 89	90 +	Total	Current	Total Loans
Commercial:
Obligations of state and political subdivisions	$-	$-	$-	$-	$12,044	$12,044
Other commercial loans	220	-	1,382	1,602	73,430	75,032
	220	-	1,382	1,602	85,474	87,076
Commercial Real Estate:
Loans for investment property	-	-	-	-	7,036	7,036
Other commercial real estate loans	-	10	12	22	92,595	92,617
	-	10	12	22	99,631	99,653
Residential Mortgage Loans:
First Mortgage	1,500	704	1,494	3,698	208,920	212,618
Home equity loans	317	-	72	389	27,098	27,487
	1,817	704	1,566	4,087	236,018	240,105

Consumer:	92	10	36	138	6,215	6,353

Ending Balance	$2,129	$724	$2,996	$5,849	$427,338	$433,187

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

Nonaccrual Loans

Loans are considered for nonaccrual status when they are 90 days past due. When a loan is placed on nonaccrual status, previously accrued but unpaid interest is deducted from interest income.

The following tables present loans that are on nonaccrual status and that are 90 days past due and still accruing interest by portfolio segment as of June 30, 2025 and December 31, 2024 (in thousands):

June 30, 2025	Nonaccrual With No Allowance for Credit Loss	Nonaccrual With an Allowance	Past Due 90 Days or More and Still Accruing
Commercial Loans:
Obligations of states and political subdivisions	$-	$-	$-
Other commercial loans	150	-	-
Commercial Real Estate:
Loans for investment properties	-	-	-
Other commercial real estate loans	7	-	-
Residential Mortgage Loans:
First Mortgages	461	-	192
Home equity loans	31	-	-
Consumer Loans	8	-	-
Net Loans	$657	$-	$192

December 31, 2024	Nonaccrual With No Allowance or Credit Loss	Nonaccrual With an Allowance	Past Due 90 Days or More and Still Accruing
Commercial Loans:
Obligations of states and political subdivisions	$-	$-	$-
Other commercial loans	1,091	30	262
Commercial Real Estate:
Loans for investment properties	-	-	-
Other commercial real estate loans	-	12	-
Residential Mortgage Loans:
First Mortgages	214	148	1,132
Home equity loans	-	-	72
Consumer Loans	-	36	-
Net Loans	$1,305	$226	$1,466

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

The following table presents the amortized cost basis of collateral-dependent loans by class as of June 30, 2025 and December 31, 2024:

(Amounts in thousands)

June 30, 2025	Real Estate Collateral	Other Collateral
Commercial Loans:
Obligations of states and political subdivisions	$-	$-
Other commercial loans	-	-
Commercial Real Estate:
Loans for investment properties	-	-
Other commercial real estate loans	1,702	-
Residential Mortgage Loans:
First Mortgages	825	-
Home equity loans	-	-
Consumer Loans	-	-
Net Loans	$2,527	$-

December 31, 2024	Real Estate Collateral	Other Collateral
Commercial Loans:
Obligations of states and political subdivisions	$-	$-
Other commercial loans	1,091	-
Commercial Real Estate:
Loans for investment properties	-	-
Other commercial real estate loans	-	-
Residential Mortgage Loans:
First Mortgages	1,624	-
Home equity loans	-	-
Consumer Loans	-	-
Net Loans	$2,715	$-

Interest income on nonaccrual loans not recognized during 2025 and 2024 was $70,000 and $76,500, respectively.

Occasionally, the Company modifies loans to borrowers in financial distress by providing; principal forgiveness, term extension, an other-than-insignificant payment delay or interest rate reduction. When principal forgiveness is provided, the amount of forgiveness is charged-off against the allowance for credit losses.

In some cases, the Company provides multiple types of concessions on one loan. Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as principal forgiveness, may be granted.

There were no modifications in 2025 and 2024 for borrowers experiencing financial difficulty.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

5.	Borrowings

The Company maintains a borrowing agreement with the FHLB of Pittsburgh with an available funding capacity of approximately $260 million as of June 30, 2025. This agreement is subject to annual renewal, incurs no service charges, and is secured by FHLB stock and a blanket security agreement on outstanding residential mortgage loans.

Federal Home Loan Bank advances consist of separate loans with the FHLB of Pittsburgh as of June 30, 2025 and December 31, 2024 as follows (dollars in thousands):

	2025		2024
	Amount	Weighted Average Rate	Amount	Weighted Average Rate
FHLB fixed-rate advances maturing:
March 15, 2027	$20,000	4.33%	$20,000	4.33%

Total	$20,000		$20,000

Subordinated Debt

In June 2022, the Company issued $10 million of subordinated debt. The subordinated debt has a term of 10 years, maturing in June 2031, and a contractual fixed interest rate of 4.50% through June 30, 2026. The effective rate is 4.70%, which includes the amortization of issuance costs. Subsequent to June 30, 2026, the interest rate will be floating, based on the 90-day average Secured Overnight Financing Rate (“SOFR”) plus 382 basis points. Interest is paid semi-annually in June and December.

The Company may redeem or prepay any or all of the subordinated debt, in whole or in part, without premium or penalty, at any time on or after June 30, 2026, and prior to the maturity date at a price of 100% of the principal amount, plus interest accrued and unpaid to the date of redemption or prepayment.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

6.	Employee Stock Ownership Plan (“ESOP”)

The Company established an Employee Stock Ownership Plan in 2021 to provide additional benefits to employees. In 2021 the ESOP borrowed money from the Company to purchase 24,307 shares of stock at $38.00 per share. In 2022 the ESOP borrowed money from the Company to purchase 24,307 shares of stock at $37.00 per share. In 2023 the ESOP borrowed money from the Company to purchase 24,307 shares of stock at $23.00 per share. The Company did not purchase shares of stock in 2024. The Company makes discretionary contributions to the ESOP, as well as paying dividends on unallocated shares to the ESOP, and the ESOP uses funds it receives to repay the loan. When loan payments are made, ESOP shares are allocated to participants based on relative compensation and expense is recorded. Dividends on allocated shares increase participant accounts.

Participants receive their allocated shares at the end of employment. A participant may require stock received to be repurchased unless the stock is traded on an established market.

Shares held by the ESOP were as follows:	June 30, 2025	December 31, 2024

Allocated to participants	$59,126	59,126
Unallocated	$13,795	13,795
Total ESOP shares	$72,921	72,921

Fair value of unearned shares at June 30. 2025 $369,016

Since the Company’s common stock is not traded on an established securities market, the ESOP includes a put option for shares of the Company’s common stock. Under the company’s administration of the ESOP’s put option, in the event a terminated plan participant desires to sell his or her shares of the Company stock, or for certain employees who elect to diversify their account balances, the Company may be required to purchase the shares from the participant at fair value. To the extent that shares of common stock held by the ESOP are not readily traded, a sponsor must reflect the maximum cash obligation related to those securities outside of stockholder’s equity.

Maximum cash obligation related to ESOP shares, net of unearned ESOP shares	June 30, 2025	December 31, 2024

Shares held by ESOP	72,921	72,921
Fair Value per share	$26.75	25.38
Maximum cash obligation	$1,950,637	1,850,735
Less: Unearned ESOP shares	(397,715)	(397,715)
Maximum cash obligation, net of unearned ESOP Shares	$1,552,922	1,453,020

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

7.	Regulatory Matters

Cash and Due from Banks

Deposits with correspondent financial institutions are insured up to $250,000 per institution. The Company maintains cash and cash equivalents with certain correspondent financial institutions in excess of the insured amount.

Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk‑weightings and other factors.

Information presented for June 30, 2025 and December 31, 2024, reflects the Basel III capital requirements. Under these capital requirements and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk-weightings and other factors.

The risk-based capital rules adopted effective January 1, 2015 require that banks and holding companies maintain a “capital conservation buffer” of 250 basis points in excess of the “minimum capital ratio.” The minimum capital ratio is equal to the prompt corrective action adequately capitalized threshold ratio. The capital conservation buffer is 2.5% for 2019 and thereafter. Failure to maintain the required capital conservation buffer will result in limitations on capital distributions and on discretionary bonuses to executive officers.

Effective January 1, 2024, the capital levels required for the Bank to avoid these limitations were as follows:

●	Common Equity Tier 1 capital ratio of 7.00%
●	Tier 1 risk based capital ratio of 8.50%
●	Total risk based capital ratio of 10.50%

As of June 30, 2025 and December 31, 2024, the Bank had a conservation buffer greater than 2.5%.

In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") established five capital categories ranging from "well capitalized" to "critically undercapitalized." Should any institution fail to meet the requirements to be considered "adequately capitalized," it would become subject to a series of increasingly restrictive regulatory actions.

As of June 30, 2025 and December 31, 2024, the OCC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be classified as a well-capitalized financial institution, Common equity Tier 1, Total risk-based, Tier I risk-based, and Tier I leverage capital ratios must be at least 6.5 percent, 10.0 percent, 8.0 percent, and 5.0 percent, respectively.

The following table presents the Bank’s Capital Ratios as of the dates indicated (dollars in thousands).

	Actual		To be Adequately Capitalized under Prompt Corrective Action Provisions					To be Well Capitalized under Prompt Corrective Action Provisions
June 30, 2025	Amount	Ratio	Amount			Ratio		Amount			Ratio
Common equity Tier 1 (total risk-weighted assets)	$68,497	15.92%	$	>	19,360	>	4.50%	$	>	27,964	>	6.50%
Total capital (to risk-weighted assets)	$72,613	16.88%	$	>	34,417	>	8.00%	$	>	43,022	>	10.00%
Tier 1 capital (to risk-weighted assets)	$68,497	15.92%	$	>	25,813	>	6.00%	$	>	34,417	>	8.00%
Tier 1 capital (to average assets)	$68,497	9.86%	$	>	27,789	>	4.00%	$	>	34,736	>	5.00%

December 31, 2024	Amount	Ratio	Amount			Ratio		Amount			Ratio
Common equity Tier 1 (total risk-weighted assets)	$66,791	15.90%	$	>	18,900	>	4.50%	$	>	27,300	>	6.50%
Total capital (to risk-weighted assets)	$70,910	16.88%	$	>	33,600	>	8.00%	$	>	42,000	>	10.00%
Tier 1 capital (to risk-weighted assets)	$66,791	15.90%	$	>	25,200	>	6.00%	$	>	33,600	>	8.00%
Tier 1 capital (to average assets)	$66,791	9.69%	$	>	27,569	>	4.00%	$	>	34,462	>	5.00%

Dividends

Banking regulations limit the amount of dividends that may be paid by the Bank to the Company without prior regulatory approval and are subject to the minimum capital ratio requirements noted above.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

8.	Fair Value Measurements

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:

Level 1: Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level 2: Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. This hierarchy requires the use of observable market data when available.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

The following table presents the balances of financial assets measured at fair value on a recurring basis (in thousands):

		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
June 30, 2025	Total	(Level 1)	(Level 2)	(Level 3)

Debt securities available-for-sale:
U.S. Treasury	$1,502	$-	$1,502	$-
U.S. government agencies	28,983	-	28,983	-
Taxable state and municipal	29,475	-	29,475	-
Tax-exempt state and municipal	35,160	-	35,160	-
U.S. government sponsored enterprise mortgage-backed	69,667	-	69,667	-

Total Debt Securities Available-for-Sale	$164,787	$-	$164,787	$-

Marketable equity securities	$208	$208	$-	$-

December 31, 2024	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Debt securities available-for-sale:
U.S. Treasury	$2,502	$-	$2,502	$-
U.S. government agencies	33,982	-	33,982	-
Taxable state and municipal	29,858	-	29,858	-
Tax-exempt state and municipal	34,824	-	34,824	-
U.S. government sponsored enterprise mortgage-backed	73,611	-	73,611	-

Total Debt Securities Available-for-Sale	$174,777	$-	$174,777	$-

Marketable equity securities	$205	$205	$-	$-

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

Assets Measured at Fair Value on a Non-recurring Basis

Certain assets are measured at fair value on a nonrecurring basis in accordance with generally accepted accounting principles. Adjustments to the fair value of these assets usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

Loans Held for Sale

Loans held for sale are carried at the lower of cost of fair value. These loans currently consist of one-to-four family residential loans originated for sale in the secondary market. Fair value is based on the price secondary markets are currently offering for similar loans using observable market data which is not materially different than cost due to the short duration between origination and sale (Level 2). As such, the Company records any fair value adjustments on a recurring basis. No nonrecurring fair value adjustments were recorded on loans held for sale at June 30, 2025 or December 31, 2024.

Collateral Dependent Loans with an ACL

In accordance with ASC 326, we may determine that an individual loan exhibits unique risk characteristics which differentiate it from other loans within our loan pools. In such cases, the loans are evaluated for expected credit losses on an individual basis and excluded from the collective evaluation. Specific allocations of the ACL are determined by analyzing the borrower's ability to repay amounts owed, collateral deficiencies, the relative risk grade of the loan and economic conditions affecting the borrower's industry, among other things. A loan is considered to be collateral dependent when, based upon management's assessment, the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral. In such cases, expected credit losses are based on the fair value of the collateral at the measurement date, adjusted for estimated selling costs if satisfaction of the loan depends on the sale of the collateral. We reevaluate the fair value of collateral supporting collateral dependent loans on a quarterly basis. The fair value of real estate collateral supporting collateral dependent loans is evaluated by appraisal services using a methodology that is consistent with the Uniform Standards of Professional Appraisal Practice. The bank held no collateral dependent loans with an allowance at June 30, 2025 and December 31, 2024.

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

The Company had no financial liabilities measured at fair value on a nonrecurring basis as of June 30, 2025 or December 31, 2024.

The following information should not be interpreted as an estimate of the fair value of the entire Company since the fair value calculation is only provided for a limited portion of the Company's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company's disclosures and those of other companies may not be meaningful.

The estimated fair values (in thousands) of the Company's financial instruments were as follows at June 30, 2025 and December 31, 2024.

Balance June 30, 2025	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Cash and cash equivalents	$46,991	$46,991	$46,991	$-	$-
Investment securities:
Available-for-sale	164,787	164,787	-	164,787	-
Held-to-maturity	2,573	2,615	-	2,615	-
Equity securities	208	208	208	-	-
Loans held for sale	345	345	345	-	-
Net loans	442,545	425,008	-	-	425,008
Restricted stock	2,728	N/A	N/A	N/A	N/A
Mortgage servicing rights	218	1,100	-	1,100	-
Accrued interest receivable	2,163	2,163	-	2,163	-
Financial Liabilities:
Deposits	603,520	556,457	-	556,457	-
Borrowings	20,000	20,000	-	20,000	-
Accrued interest payable	431	431	-	431	-

Balance December 31, 2024	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Cash and cash equivalents	$24,067	$24,067	$24,067	$-	$-
Investment securities:				-	-
Available-for-sale	174,777	174,777	-	174,777	-
Held-to-maturity	2,565	2,591	-	2,591	-
Equity securities	205	205	205	-	-
Loans held for sale	288	288	288	-	-
Net loans	429,318	415,998	-	-	415,998
Restricted stock	2,782	N/A	N/A	N/A	N/A
Mortgage servicing rights	266	1,138	-	1,138	-
Accrued interest receivable	2,320	2,320	-	2,320	-
Financial Liabilities:
Deposits	583,343	581,919	-	581,919	-
Borrowings	20,000	20,000	-	20,000	-
Accrued interest payable	456	456	-	456	-

Northumberland Bancorp

Notes to Consolidated Financial Statements

(Unaudited)

9.         Merger with Mifflinburg Bancorp, Inc.

Mifflinburg Bancorp, Inc. (“MIFF”), the bank holding company for Mifflinburg Bank and Trust Company, and Northumberland Bancorp (“NUBC”), the bank holding company for The Northumberland National Bank, jointly announced on July 2, 2025 that, in connection with their proposed strategic merger of equals, they have received the requisite regulatory approvals and waivers from the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation and the Federal Reserve Bank of Philadelphia to complete their transaction on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of September 24, 2024, as amended on December 4, 2024, by and between MIFF and NUBC.

On August 1, 2025, Steele Bancorp, Inc., announced the completion of the merger of Northumberland Bancorp (“Northumberland”) with and into Mifflinburg Bancorp, Inc. (“Mifflinburg”), and the merger of The Northumberland National Bank (“Norry Bank”) with and into Mifflinburg Bank and Trust Company (“Mifflinburg Bank”). In connection with the mergers, effective August 1, 2025, Mifflinburg changed its name to Steele Bancorp, Inc. (“Steele”), and Mifflinburg Bank changed its name to Central Penn Bank & Trust (“Central Penn”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, Northumberland Bancorp shareholders will receive a fixed exchange ratio of 1.1850 shares of Mifflinburg for each Northumberland share they own. The transaction is expected to qualify as a tax-free reorganization (except to the extent of cash received for fractional shares). Additional information about the proposed merger is available in the registration statement on form S-4 filed by Mifflinburg with the SEC and other documents filed by Mifflinburg and Northumberland with the SEC.